UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMPLE-TEE, INC.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	27-4453740 (I.R.S. Employer Identification No.)
112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 321-8214
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lawrence Chenard President and Chief Executive Officer 112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)
From time to time after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

[  ]  Large accelerated filer

[  ] Accelerated filer

[  ]  Non-accelerated filer

[X] Smaller reporting company

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share)	5,000,000	$0.03	$150,000	$17.42
Total	5,000,000	$0.03	$150,000	$17.42

(1)

Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

AMPLE-TEE, INC.
a Nevada corporation

5,000,000 Shares of Common Stock

This is the initial offering of common stock of Ample-Tee and no public market currently exists for the securities being offered.  We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.03 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Lawrence Chenard, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Chenard will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 314-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.03 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for any additional ninety (90) days.

Ample-Tee, Inc. is a development stage company and currently has no operations.  The purchase of the securities offered by this prospectus involves a high degree of risk.  You should invest in our shares of common stock only if you can afford to lose your entire investment. Our independent registered public accountant has issued an audit opinion on Ample-Tee which includes a statement expressing substantial doubt as to our ability to continue as a going concern. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 5 before buying any shares of our common stock.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19 , 2012.

__________

The following table of contents has been designed to help you find important information contained in this prospectus.  We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Item

Page No.

SUMMARY	4
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
PLAN OF DISTRIBUTION	13
DESCRIPTION OF SECURITIES TO BE REGISTERED	14
NEVADA ANTI-TAKEOVER LAWS	15
RULE 144 AND REGISTRATION AGREEMENTS	15
INTERESTS OF NAMED EXPERTS AND COUNSEL	15
DESCRIPTION OF BUSINESS	16
LEGAL PROCEEDINGS	20
FINANCIAL STATEMENTS	21
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33
CHANGES IN AND DISAGREEENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	34
EXECUTIVE COMPENSATION	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	39

Part II – Information Not Required In The Prospectus

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	40
INDEMNIFICATION OF DIRECTORS AND OFFICERS	40
RECENT SALES OF UNREGISTERED SECURITIES	40
EHIBITS	41
UNDERTAKINGS	41
SIGNATURES	43

In this prospectus, unless otherwise specified references to “the Company,” “our Company,” “we,” “us” or “our” mean Ample-Tee, Inc. unless the context otherwise requires.  All financial information is stated in United States dollars unless otherwise specified.  Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

The Company

Ample-Tee is an ergonomic product business that focuses on selling hard-to-find ergonomic products for the physically disabled to both the local community and through an online website. We are considered a development stage company.  We currently have no product, but we intend to identify and distinguish ourselves by selling niche products that solve ergonomic problems for the physically disabled as they ever increasingly become more active in both the workplace and in recreationally activities.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (January 5, 2011) through the period ended February 29, 2012, reports no revenues and a net loss of ($ 12,315 ). Our independent registered public account has issued an opinion on the financial statements for Ample-Tee which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are considered an development stage company because we are involved in the examination, investigation and identification of hard to find ergonomic products for the physically handicap that we believe will provide quality products to satisfy our customers desire and need to work and play in a healthy environment that assists them in being injury and pain-free.

Ample-Tee anticipates that it will derive its income from the sale of its prospective ergonomic products for the physically disabled.  We do not anticipate earning revenues until such time as we enter into commercial operations.  Since we are presently in the development state of our business, we can provide no assurance that we will successfully identify and sell any products or services related to our planned activities.

We were incorporated under the laws of Nevada effective January 5, 2011.  Our principal business offices are located at 112 North Curry Street, Carson City, Nevada, 89703-4934 and our telephone number is (775) 321-8214.

The Offering

The Issuer:	Ample-Tee, Inc.
Securities Being Offered:	5,000,000 shares of common stock
Offering Price:	$0.03
Termination of the Offering:	The shares are offered for a period not to exceed 90 days, unless extended by our Board of Directors for an additional 90 days.
Net Proceeds:	$150,000 (one hundred and fifty thousand)
Use of Proceeds:	See “Use of Proceeds” and the other information in this prospectus.
Outstanding Shares of Common Stock:	There are 10,000,000 shares of common stock issued and outstanding as February 29, 2012 held solely by our President and Chief Executive Officer, and Secretary, Lawrence Chenard.
Registrations Costs:	We estimate our total offering registration costs to be approximately $15,000 (fifteen thousand).
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary of Financial Data

The following summary of financial data summarizes certain information from our  unaudited financial statements as at February 29, 2012 .

		As of February 29, 2012
Revenues		$0

Operating Expenses	$	(12,315)

Net Loss	$	(12,315)

Total Assets		$152

Working Capital		$(4,815)

Shareholder’s Deficit	$	(4,815)

RISK FACTORS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below may not be all of the risks facing our company.  Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We are a recently organized development stage company but have not yet commenced operations in our business.  We expect to incur operating losses for the foreseeable future.

We were incorporated on January 5, 2011 and to date have been involved primarily in organization activities. We have not yet commenced business operations.  Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market online sales activities and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of an online store, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates.  Prior to time that we are ready to market and distribute our prospective product line, we anticipate that Ample-Tee will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations.  There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception.  Since our inception on January 5, 2011 to February 29, 2012 , we had a net loss of ($ 12,315 ). We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able to bring our concept. There is a risk that we may never bring our concept to the market place or that our business concept will attract customer. In addition there is no guarantee and that our operations will be profitable in the future and you could lose your entire investment.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favourable to us.

Our competition is intense in all phase of our business.

The ergonomic product market while relatively new is dominated by the large box stores such as Staples, Office Max, Office Depot and other furniture supply stores. They are many online avenues to purchase ergonomic products.  Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

 Our president and chief executive officer does not have any formal training specific to the ergonomic business environment for the physically disabled.

Our President and Chief Executive Officer is Lawrence Chenard.  While, Mr. Chenard does have a physical disability, he has no direct training or experience in developing and marketing an on-line ergonomic product business for the physically disabled.  Our management team may not be fully aware of the specific requirements related to working within this industry.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Our current president and chief executive officer has other business interests.

Lawrence Chenard, our President and Chief Executive Officer, currently devotes approximately eight hours per week providing management services to us.  While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business.  The loss of Mr. Chenard to our company could negatively impact our business development.

We have requirements for and there is an uncertainty of access to additional capital.

At February 29, 2012 , we had $152 cash and n egative $4,815 working capital. We will continue to incur development costs to fund our plan of operations and intend to fund our plan of operations from working capital, equity subscriptions and shareholders’ loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through , debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operations do not generate any cash flow. Our current operating funds are less than necessary to complete our intended plan of operations real and/or intangible property. We will need the funds from the offering to begin to operate our business only until Phase I of our Plan of Operation, which requires minimum funding of $150,000 for Phases I and II.  Our failure to obtain such additional financing could result in delay or indefinite postponement of further operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on January 5, 2011 and we have not realized any revenues.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services/products; fluctuations in the demands of our products; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

We may not be able to source the niche products and gain any significant market acceptance.

The Company’s growth strategy is substantially dependent upon its ability to source niche ergonomic products for the physically disabled and to market those products successfully to prospective clients.  However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time.  Failure of the Company’s to source products and achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations.

Risks Associated With This Offering

We are selling this offering without an underwriter.

The offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions.  He will offer the shares to friends, family members and business associates.  However, there is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business as per our Plan of Operations.

Our officers and directors may have a conflict of interest with the minority shareholders.

Lawrence Chenard, our President and Chief Executive Officer and sole Director, beneficially owns 100% of our outstanding common stock.  Assuming the sale of all 5,000,000 shares in this offering, Mr. Chenard will own approximately 66.67% of all shares of common stock of the Company. The interest of Mr. Chenard may not be, at all times, the same as that of our other shareholders. Mr. Chenard is not simply a passive investor but is also an executive officer and director of the Company and his interests as an executive may, at times be adverse to those of passive investors.  Where those conflicts exist, our shareholders will be dependent upon Mr. Chenard exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors.  Also, Mr. Chenard has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors.  This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Our stock will be a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per say, to be eligible for quotation on the OTCBB, issuers must remain correct in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filings during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA or that application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Ample-Tee and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering.  In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Offering price has been arbitrarily set by company.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company was formed on January 5, 2011 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Investing in the company is highly speculative investment.

A purchase of the offered shares is highly speculative and involves significant risks.  The offered shares should not be purchased by any person who cannot afford the loss of their entire investment.  The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them.  The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment.  For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and to not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro-rata  portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

The Company’s management could issue additional shares.

The Company has 75,000,000 authorized common shares, of which 10,000,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates.  The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity portion of the Company’s current shareholders.  Additionally, large share issuances would generally have a negative impact on the Company’s share price.  It is possible that, due to additional share issuance, you could lose a substantial amount, or all, or your investment.

We do not have an escrow or trust account for investors’ subscriptions.

Invested funds for this offering will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws.  As such, you will lose your investment and your funds will be used to pay creditors.

Anti-takeover rules of certain provisions of the Nevada state law my hinder a potential takeover.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of Ample-Tee, regardless of whether such acquisition may be in the interest of our stockholders.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth and expansion of our business.  Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on January 5, 2011 and we have not realized any revenues.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services/products; fluctuations in the demands of our products; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act.  These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties regarding the market price of copper, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors.  Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.

USE OF PROCEEDS

Ample-Tee offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of $37,500 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek financing.  However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

Use of Proceeds	25% of Shares Sold ($37,500)	50% of Shares Sold ($75,000)	75% of Shares Sold ($112,500)	100% of Shares Sold ($150,000)
Operational Expenses	$	$	$	$
Legal & Accounting	9,000	9,000	12,000	15,000
Printing	500	1,000	2,000	2,500
Transfer Agent	2,000	2,000	2,500	3,000
Logo development	500	500	1,000	2,500
Website development & Support	5,000	10,500	15,000	20,000
Presentation Materials	2,500	4,000	6,000	6,000
Office supplies and telephone	2,000	3,000	5,000	6,000
Advertising costs –web	11,000	35,000	54,000	75,000
Travel costs	5,000	10,000	15,000	20,000
Totals	$37,500	$75,000	$112,500	$150,000

Ample-Tee will establish a separate bank account and all proceeds will be deposited into that account.  If necessary,  Lawrence Chenard, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process in the event that the Company depletes its current cash reserves prior to effectiveness of this registration statement, but we will require full funding to begin to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share which is the price purchasers of the shares must pay.  This price is significantly different than the price paid by the Company’s sole director” and officer for common equity since the Company’s inception on January 5, 2011.  Lawrence Chenard, the Company’s sole officer and director purchased 10,000,000 (ten million) common shares at a price $0.001 per share with $10,000 in net proceeds to the Company. The 10,000,000 shares of Mr. Chenard valued at $10,000 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.”  Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.0005
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.0093
Increase to present stockholders in net tangible book value per share after offering	$0.0088
Capital contributions	$150,000
Effective cash contributions of the Company’s existing sole shareholder (1)	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	66.7%

Purchasers of Shares if all of the Shares are Sold

Price per share	$0.03
Dilution per share	$0.021
Capital contributions	$150,000
Percentage of capital contributions	93.8%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.03
Dilution per share	$0.023
Capital contributions	$112,500
Percentage of capital contributions	91.8%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	27.3%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.03
Dilution per share	$0.026
Capital contributions	$75,000
Percentage of capital contributions	88.2%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering in 25% of Shares Sold
Price per share	$0.03
Dilution per share	$0.028
Capital contributions	$37,500
Percentage of capital contributions	78.9%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	11.1%

(1) Lawrence Chenard, our sole shareholder (and President and Chief Executive Officer) acquired 10,000,000 shares of common stock at $0.001 per share for a total cost of $10,000.

PLAN OF DISTRIBUTION

Amble-Tee has 10,000,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $0.03 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Lawrence Chenard will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC

Rule 3a4-1, promulgated under the Securities Exchange Act of 1943 as amended (the “Exchange Act”). In general Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participated in an offering of the issuer’s securities.  Mr. Chenard is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act.  Mr. Chenard will not be compensated in connection with h  is participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Chenard is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 month), an associated person of a broker or dealer.  At the end of the offering, Mr. Chenard will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Mr. Chenard will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Amble-Tee will receive all proceeds from the sale of the 5,000,000 shares being offered.  The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities law of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification require is available and with which Amble-Tee has complied.

In addition and without limited the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  Amble-Tee will pay all expenses incidental to the registration of the shares \ (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.  As of February 29, 2012 there were 10,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder or record.

Common Stock

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock representing 50.1% of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds.  The payment of dividends is at the discretion of our Board of Directors.  We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shawl be sufficient to elect. On all other matters except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders hall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other.  When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statues of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of Ample-Tee, regardless of whether such acquisition may be in the interest of our stockholders.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time.  However, within the next twelve months we anticipate doing so.  Until such time a transfer agent is retained, Ample-Tee will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 10,000,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 10,000,000 shares can be resold under Rule 144 or are subject to any registration agreement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our  Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Kyle L. Tingle, CPA, LLC, our independent registered public accountant, has audited our financial statements included this prospectus and registration statement to the extent and for the periods set forth in their audit report,   dated November 22, 2011  has presented its report with respect to our August 31, 2011 audited financial statements.

DESCRIPTION OF BUSINESS

Ample-Tee was incorporated on January 5, 2011 under the laws of the State of Nevada. Mr. Lawrence Chenard has served as President, Chief Executive Officer and Secretary of our company from January 5, 2011 to the current date. No person other than Mr. Chenard has acted as a promoter of Ample-Tee, since our inception. There are no agreements with us pursuant to which Mr. Chenard is to receive from us or provide to us anything of value.

General

We are a development stage company that focuses on selling hard-to find ergonomic products for the physically disabled, such as chairs, workstations, back/arm/leg/wrist supports, through our proposed online website. Ample-Tee is a specialty on-line ergonomic product retailer, with our aim to provide quality products to satisfy our customers desire to work and play in a healthy environment that keeps them injury and pain-free.

Ample-Tee will focus on selling niche products that solve ergonomic health problems for the physically disabled. The physically disabled are becoming an increasing presence in the workplace and in recreational activities.  By using traditional marketing and sales techniques Ample-Tee will establish a solid base in home, small and larger business communities.  Ample-Tee will take advantage of manufacturers that include drop-shipping; Ample-Tee will have a website that has both an online store and an education section to teach people about ergonomic problems for the physically disabled.

The keys to success will be the Company’s ability to provide specialty products that cannot be found at “large box” retailers such as Staples, Office Max, Costco, Office Depot, Ikea and others. We want niche products that cannot be found at these stores, because we cannot complete with them on price. Provide excellent customer service and build an easy-to-use website that educates our customers and potential customers while selling our products effectively.

During the next 12 months, Ample-Tee intends on sourcing the products and setting up its website and begins to market and sell the Ample-Tee product ergonomic product line to home, small and large businesses and government agencies.

We have not earned any revenues to date.  Our independent registered public accountant has issued an audit opinion which includes statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood that we may never be able to source the niche ergonomic products that the Company would need to successfully complete its plan of operation and develop and implement the Company’s retail and educational web-site. If our company is not capable of building a market for its proposed products, all funds that we spend on development will be lost.

Products

Ample-Tee, Inc. intends to sell niche ergonomic products for the physically disabled that are hard to find at standard office furniture or office supply stores.  Our primary products include:

-

Chairs – There is a large number of specialty chairs that are built to solve various physical problems caused by sitting in an office chair all day.  These chairs aim to solve back, hip, back, leg, neck, shoulder, arm and wrist problems.

-

Workstations – Computer and regular workstations that are specially designed to be ergonomically correct and can be adapted to persons with physically disabilities.

-

Computer Accessories – Special mice, keyboards, glare screens, keyboard trays, and voice activated computer functions, writ rests, monitor supports and other computer accessories.

-

Document Holders - Copy holders to allow the head to stay looking up at eye level in various positions.

-

Foot Rests – A proper foot rest complements an ergonomic chair for better posture and alignment.

-

Lighting – Various types of lighting to make things easier on the eyes while working.

-

Back/Arm/Leg/Wrist Supports – Various support for various disabilities/reasons.

-

Headsets/Microphones – For phone/communication related problems.

Market Analysis

According to the National Organization on Disability (“NOD”) comprise a huge market of more than 54 million people in the United States alone. According to the President’s Committee on Employment of People with Disabilities, this group, which amounts to approximately 20 percent of the total population of the county, boasts approximately $700 billion in annual income (and $175 billion in disposable income). Industry analysts that this buying power has exceeded the $1 trillion mark since the publication of the Presidents Committee report. Organization such as NOD, the American Association of People with Disabilities (“AAPD”) and government legislation under the Americans With Disabilities Act (“ADA”) are providing resources to encourage employers of all levels to hire the physically disabled.  Organizations such as the one mentioned are duplicated in most westernized countries with the same goal to encourage employment of the physically disabled.  While unemployment numbers for the physically disabled are higher compared non-disabled (almost double according to US government statistics) the number of physically disabled in the workplace continues to grow.  This provides an opportunity to provide our service to these individuals and corporations.

As computer and office jobs continue to increase, the working population will experience more health problems or aggravate existing physical problems caused by improper office working environments.  It may be it’s their writs aching from typing, their back hurting from a poor chair, or their eyes damaged from staring at a computer screen.  Ergonomic products focus on solving these problems.  Unfortunately, these products are often hard to find in particular for the physically disabled at a general furniture stores or office supply centers.  Ample-Tee aims to supply these products through on-line website.

 Specifically, we will target a few different types of workers:

-

The home office user

-

The small business office manager

-

The large organization purchasing manager (both private and public organizations)

Market Segmentation

We have broken down our target market into the following categories:

-

Home office – This segment is extremely large market of people running businesses from their home. According to U.S. Department of Labor approximately 20 million people work from home as part of their primary job. Given that approximately 20 percent of the workforce is disabled we can assume that approximately 2 to 4 million disabled individuals work from home.

-

Small Office Managers – The small office market is also quite large.  According to the U.S. Small Business Administration, there are 27.5 million small businesses in the United States.  Most of the businesses have office workers who would be in need of ergonomic products.

-

Large Office Purchase Managers (Private and Public) – This market while much smaller in the number of entities, it has the potential for sales as purchase managers usually make bulk buying decisions for multiple works.

Target Market Strategy

The following are our market segments along with our reasoning for targeting each segment:

-

Home Office – This segment is very large and because most home offices now involve people spending long hours on a computer, these people are prime targets for needing ergonomic equipment.  Since these offices are also in their home, they are more likely to spend money on nicer furnishings and equipment that they can use for both home and work purposes.

-

Small Business Managers - Most small business have a manager in charge of equipment purchasing decisions. As some point, most of these managers will have a physically employee who suffers from a problem that can be solved with ergonomic equipment. Even if they do not at present, these people can usually be educated on the benefits of not only hiring the physically disabled but also on the benefits of an ergonomically sound workplace for all employees. While this market can be challenging because most small businesses (particularly in these economic times) a very cost conscious. However, with education on the benefits of hiring physically disabled individuals and the cost benefits from the implementation of ergonomic products within the workplace we believe this is a lucrative market.

-

Large Business Purchase Managers (Private and Public) – Large businesses and government agencies usually have a purchase manager who’s sole job is making equipment and supply purchases. It is usually harder to reach these managers, and there are fewer larger businesses and government agencies. However, these accounts can be very lucrative.  Upon building a good relationship with a purchase manager, they can be responsible for a significant amount of sales.  Most purchasers buy equipment in bulk and they usually have budgets that all them to buy good equipment.   These large organizations, in particular government and non-profit entities are being encouraged to hire the physically disabled, creating an ever expanding market for our products.

Industry Analysis

The ergonomic industry in general is growing by leaps and bounds.  As the use of computers increases in offices, people are experiencing increased health problems and aggravating pre-conditions from repetitious use of computers for long periods of time.  The ailments can vary significantly and can create lost productivity for individuals and businesses.  The recognition of ergonomics and products associated with this term is growing.  The ergonomic product manufacturing industry is also growing as more companies are producing and designing new products in a cost effective manner.

Competition and Buying Patterns

People shopping for ergonomic products choose their retailer based on the following criteria:

-

Product selection – They want to work with a company that provides a number of ergonomic products to choose from, including competing brands.

-

Price – Nobody wants to pay more than they have to, and generally ergonomic products are more expensive that people anticipate, so price can be a big issue.

-

Customer Service – People usually have questions before purchasing an ergonomic product because for the most part, they have had limited exposure to the products. This means that our website must explain things clearly and make it easy to contact us with any questions.

-

Retailers – Primary competition comes from large box stores such as Staples, Office Depot, Office Max, and smaller specialty ergonomic retailers on line and in retail locations.

Strategy and Implementation Summary

The primary strategies of Ample-Tee are:

-

Sell niche ergonomic products for the physically disabled that are hard to find in normal sales channels and usually take some education to understand their benefits and use.

-

Educate our customers and nurture relationships with them by providing superior customer service.

-

Sell online through our web-site.

Competitive Edge

The primary competitive edge of Ample-Tee will be our product selection and how we educate our customers.  We will carry hard-to-find products that solve specific ergonomic needs for the physically disabled.  These are products that you cannot find at local office furniture stores ore superstores such as Office Depot, Staples, etc.  These products are only carried by a few ergonomic specialty retailers both in fixed locations and online.

Part of the education process is to give people the kinesthetic experience of using properly designed and sized chairs, workstations, etc., to meet their individual needs.  Purchases will be drop-shipped directly from the manufacturers to the customer.  There are many websites that carry ergonomic products but very few for the physically disabled, with most of them just listing the product and do not give much information about them and their benefits.

Online Marketing Strategy

Our online marketing strategy will rely on our website to provide product information and answer the questions customers have about our products. We will have employees that will be available on the phone and email to answer questions that the site cannot answer. The following are strategies we will use:

-

Search Engines – we will hire a firm that will assist in Search Engine Optimization. This will assist in Ample-Tee to achieve a top search engine ranking, get targeted traffic to its website and increase business leads.

-

Pay-per-click Advertising – We will be spending a limited monthly budget on pay-per click advertising on Google and Bing for targeted ergonomic words.

-

Link-building Campaign – Our website will be more than just an online store.  We will provide significant amounts of information about ergonomics that will be educational for people trying to solve health problems.  This will make our site an ergonomic resource worth linking to and from other websites.  We will have an ergonomic resource directory and information on programs and associations for the physically disabled, which will allow us to do link exchanges with other websites.

-

Affiliate Program – We will have an affiliate program for other websites to sign up and earn a 10% commission on sales they refer to us.

-

Social Media – we will have a presence with a Facebook page, Blog and Twitter Account.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patent and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. In general, the operation of our business is not subject to any special regulatory requirements.

Need for Government Approval for its Product or Services

We are not required to apply for or have any government approval for our product or services.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us or our properties.

Facilities

We currently are supplied office space free of rent from our sole Director and President and Chief Executive Officer, Lawrence Chenard, and do not own or rent any physical property, and do not own or rent any real property. Our current business address is 112 North Curry Street, Carson City, Nevada, 89703-4934.  Our telephone number is (775) 321-8214.

Management believes that current arrangement is sufficient for its needs at this time. The company intends to lease its own offices at such time as it has sufficient financing to do so.  Management believes the current premises are sufficient for its needs at this time.

Employees and Employment Agreements

We have no employees as of the date of this prospectus.  We have no employment or other agreement with Mr. Chenard our President and Chief Executive Officer or any other person. Mr. Chenard currently devotes approximately eight hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company.  We anticipate we will conduct our business largely through consultants.

Available Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as part of the registration statement.  In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents upon payment of a duplicating fee, by writing the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

Financial Statements

The financial statements of Ample-Tee for the period ended August 31, 2011, and related notes, included in this prospectus have been audited by Kyle L. Tingle, CPA, LLC, 3145 E Warm Springs Road #200, Las Vegas, NV  89120, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

FINANCIAL STATEMENTS

AMPLE-TEE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

February 29, 2012

(Unaudited)

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOW

NOTES TO FINANCIAL STATEMENTS

AMPLE-TEE, INC.

(A Development Stage Company)

BALANCE SHEETS

	February 29, 2012	August 31, 2011
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$152	$-
TOTAL CURRENT ASSETS	152	-
TOTAL ASSETS	$152	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,000	$1,730
Due to related party	1,967	1,527
TOTAL CURRENT LIABILITIES	4,967	3,257

STOCKHOLDER’S DEFICIT
Common Stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	$10,000	$-
Subscription receivable	(2,500)	-
Deficit accumulated during the development stage	(12,315)	(3,257)
TOTAL STOCKHOLDER'S DEFICIT	$(4,815)	$(3,257)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$152	$-

The accompanying notes are an integral part of these financial statements.

(A Development Stage Company)

STATEMENTS OF OPERATIONS
Unaudited

					Cumulative results
	Three months	Three months	Six months	Six months	from inception
	ended	ended	ended	ended	(January 5, 2011) to
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011	February 29, 2012
REVENUE

Revenues	$-	$-	$-	$-	$-
Total revenues	$-	$-	-	-	-

EXPENSES

Office and general	(1,003)	(1,527)	(1,146)	(1,527)	(2,902)
Professional fees	(1,900)	-	(7,913)	-	(9,413)
Total expenses	$(2,903)	$(1,527)	(9,058)	(1,527)	(12,315)

NET LOSS	$(2,903)	$(1,527)	$(9,058)	$(1,527)	$(12,315)

BASIC LOSS PER COMMON SHARE
	$-	$-	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	10,000,000	-	5,428,571	-

The accompanying notes are an integral part of these financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S DEFICIT
From inception (January 5, 2011) to February 29, 2012
Unaudited
								Deficit
	Common Stock							accumulated
				Additional		Share		during the
	Number of			Paid-in		Subscription		development
	shares	Amount		Capital		Receivable		stage		Total

Inception (January 5, 2011)			$		$		$		$

Net loss								(3,257)		(3,257)

Balance, August 31, 2011	-	-		-		-		(3,257)		(3,257)

Common stock issued for cash
at $0.001 per share on	10,000,000	10,000		-		(2,500)		-		7,500
November 23, 2011

Net loss								(9,058)		(9,058)

Balance, February 29, 2012	10,000,000	$10,000		$-		$(2,500)		$(12,315)		$(4,815)

The accompanying notes are an integral part of these financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)
STATEMENTS OF CASH FLOW
Unaudited
			Cumulative
			results from
	Six months	Six months	January 5, 2011
	ended	ended	(inception date) to
	February 29, 2012	February 28, 2011	February 29, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,058)	$(1,527)	$(12,315)
Change in operating assets and liabilities:
Increase in accounts payable and accrued expenses	1,270	-	3,000
NET CASH USED IN OPERATING ACTIVITIES	(7,788)	(1,527)	(9,315)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	7,500	-	7,500
Due to related party	440	1,527	1,967
NET CASH PROVIDED BY FINANCING ACTIVITIES
	7,940	1,527	9,467

NET INCREASE IN CASH	152	-	152

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$152	$-	$152

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

Stock subscription receivable	$2,500	$-	$2,500

The accompanying notes are an integral part of these financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

February 29, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on January 5, 2011 and established a fiscal year end of August 31. It is a development-stage Company that is an ergonomic product business that focuses on selling hard-to-find ergonomic products for the physically disabled to both the local community and through an online website. All our clothing will be made of natural fibers only.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has not yet commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company. The Company is in the initial development stage and has incurred losses since inception totaling $12,315.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $12,315.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

Cash

For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.   As of February 29, 2012 and August 31, 2011, the Company had no cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

February 29, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under FASB ASC 740 “Income Taxes,” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Stock-based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock option, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (A) the option to settle by issuing equity instruments lacks commercial substance or (B) the present obligation is implied because of an entity’s past practice or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

February 29, 2012

 NOTE 3 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On November 23, 2011 the Company issued 10,000,000 Founder’s Shares at $0.001 each for cash.

 As of February 29, 2012, the Company had received $7,500 cash and reported a subscription receivable of $2,500.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

As of February 29, 2012 and August 31, 2011, the Company owed officers $1,967 and $1,527, respectively.  The officer owed the Company $2,500 in stock subscription receivable for the balance of the Founder’s shares.

AMPLE-TEE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

August 31, 2011

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDER’S DEFICIT

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Ample-Tee

Carson City, Nevada

We have audited the accompanying balance sheet of Ample-Tee (A Development Stage Company) as of August 31, 2011 and the related statements of operations, stockholders’ deficit, and cash flows for the period January 5, 2011 (inception) through August 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ample-Tee (A Development Stage Company) as of August 31, 2011 and the results of its operations and cash flows for the period January 5, 2011 (inception) through August 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

November 22, 2011

Las Vegas, Nevada

AMPLE-TEE, INC.

(A Development Stage Company)

BALANCE SHEET

August 31, 2011

ASSETS	-
TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,730
Due to related party	1,527
TOTAL CURRENT LIABILITIES	3,257

STOCKHOLDER'S DEFICIT
Common stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding , no
shares of common stock at August 31, 2011.	$-
Deficit accumulated during the development stage	(3,257)
TOTAL STOCKHOLDER'S DEFICIT	$(3,257)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Cumulative results
from inception
(January 5, 2011) to
August 31, 2011
REVENUE

Revenues	$-
Total revenues	-

EXPENSES

Office and general	$(1,757)
Professional fees	(1,500)
Total expenses	(3,257)

NET LOSS	$(3,257)

BASIC LOSS PER COMMON SHARE
$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

$0

The accompanying notes are an integral part of these financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S DEFICIT
From inception (January 5, 2011) to August 31, 2011

Deficit
	Common Stock				accumulated
			Additional	Share	during the
	Number of		Paid-in	Subscription	development
	shares	Amount	Capital	Receivable	stage	Total

Inception (January 5, 2011)	-	$-	$-	$-	$-	-

Net loss					(3,257)	(3,257)

Balance, August 31, 2011	-	$-	$-	$-	$(3,257)	$(3,257)

The accompanying notes are an integral part of these financial statements

AMPLE-TEE, INC.

(A Development Stage Company)
STATEMENT OF CASH FLOWS

Cumulative
results from
January 5, 2011
(inception date) to
August 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,257)
Change in operating assets and liabilities:
Increase in accounts payable and accrued expenses	1,730

NET CASH USED IN OPERATING ACTIVITIES	(1,527)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	1,527
NET CASH PROVIDED BY FINANCING ACTIVITIES
1,527

NET INCREASE IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$-

SUPPLEMENTAL INFORMATION AND NON-MONETARY TRANSACTIONS

Interest paid	$-

Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on January 5, 2011 and established a fiscal year end of August 31. It is a development-stage Company that is an ergonomic product business that focuses on selling hard-to-find ergonomic products for the physically disabled to both the local community and through an online website. The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has not yet commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company. The Company is in the initial development stage and has incurred losses since inception totaling $3,257.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $3,257.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

Cash

For the Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of August 31, 2011.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes under FASB ASC 740 “Income Taxes,” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair market value on a recurring basis at August 31, 2011. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended August 31, 2011.

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock option, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (A) the option to settle by issuing equity instruments lacks commercial substance or (B) the present obligation is implied because of an entity’s past practice or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded.

Recent Accounting Pronouncements

Issued

In May 2011, the FASB issued an accounting standard update that amends the accounting standard on fair value measurements. The accounting standard update provides for a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. The accounting standard update changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the fair value measurement disclosure requirements, particularly for Level 3 fair value measurements. The amendments in this accounting standard update are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2011, the FASB issued an accounting standard update which requires the presentation of components of other comprehensive income with the components of net income in either (1) a continuous statement of comprehensive income that contains two sections, net income and other comprehensive income, or (2) two separate but consecutive statements. This accounting standard update eliminates the option to present components of other comprehensive income as part of the statement of shareholders' equity, and is effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, results of operations or cash flows.

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing. The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance will not have a material impact on the Company's financial position, result of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – CAPITAL STOCK

Common Stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  The Company has not authorized any preferred stock.

As of August 31, 2011, the Company has not issued any common shares.

Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of “none” as of August 31, 2011 and since inception.  As of August 31, 2011 and since inception, the Company had no dilutive potential common shares.

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended August 31, 2011, or during the periods applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.   The tax return required for the Company has not been filed.

The component of the Company’s deferred tax assets as of August 31, 2011 is as follows:

2011
Net operating loss carry forward	$1,140
Valuation allowance	(1,140)
Net deferred tax asset	$-

AMPLE-TEE, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

The Company did not pay any income taxes during the periods ended August 31, 2011.

The net federal operating loss carry forward will expire in 2031.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

As of August 31, 2011, the Company owed officers $1,527.

NOTE 6 - SUBEQUENT EVENTS

On November 23, 2011 the Company issued 10,000,000 Founder’s Shares at $0.001 each.  Since that date $5,000 has been received.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements and has determined that there are no other events to disclose.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

 During the next 12 months, Ample-Tee, Inc. intends on sourcing the products and setting up its website and begins to market and sell the Ample-Tee product ergonomic product line to home, small and large businesses and government agencies. We have not yet commenced any sales or marketing activities.

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start sales.  We intend to market our services on the Internet.  We have three planned phases to our operations over the next twelve months.  The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below.

The first phase of our planned operations will be to source out potential suppliers and to establish a line of products. We will secure the services of contractors to develop our logo and develop our website.  Estimated cost of logo design and development of the website is $22,500. The Company anticipates the first phase of our planned operations to be completed within 90 days of this offering.

The second phase of our planned operations, we intend to engage a Search Engine Optimization firm that will assist us, not only identifying to successfully market our product over the internet but to ensure a high presence and to achieve a high search engine ranking.  This firm will also assist in placing pay-per-click advertising. Estimated annual cost for these services is $75,000. We expect to have the second phase completed within 180 days of this offering.

The third phase of our planned operations will be to launch our website and begin our sales and marketing campaign.  Estimated cost for sales and marketing campaign is $32,000.  We expect to have the third phase completed with 280 days of this offering.  With anticipate generating revenues within twelve months of this offering. Total estimate expenditures for the next twelve months will be $150,000 including expenses of issuance and distribution of $20,500.

If we received only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission (“SEC”). The plans of operation for reduced funding are as follows:

In the event the Company sells 25% of the shares offered, the Company intends to scale back its planned meeting directly with potential suppliers, reduce the cost of logo and website development. The Company will also maintain its filing and reporting obligations with the SEC. (see Use of Proceeds page 11)

In the event the Company sells 50% of the shares offered, the Company intends to scale back its planned meeting directly with potential suppliers, reduce the cost of logo and website development and web marketing programs. The Company will also maintain its filing and reporting obligations with the SEC. (see Use of Proceeds page 10 and 11)

In the event the Company sells 75% of the shares offered, the Company intends to scale back its planned meeting directly with potential suppliers, reduce the cost of logo and website development and web marketing programs. The Company will also maintain its filing and reporting obligations with the SEC. (see Use of Proceeds page 11).

Results Of Operations For The Period From Inception Through February 29, 2012

We have not earned any revenues from our incorporation on January 5, 2011 to February 29, 2012 .  We do not anticipate earning revenues unless fully implement the business plan to distribute ergonomic produtcs . We have not begun the development of our business and can provide no assurance that we will be successful in developing our distribution operations in the future.

We incurred operating expenses in the amount of $ 12,315 for the period from our inception on January 5, 2011 to February 29, 2012 . These operating expenses were comprised of start-up costs.

We have not attained profitable operations and are dependent upon obtaining financing to our proposed business of on-line ergonomic product retailer. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

As of February 29, 2012 we had no cash. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash to be used to implement our business plan at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least 18 months.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. We have estimated that our legal and accounting expenses of $15,000 over the next twelve months includes our estimated expenses to comply with our obligations under the federal securities laws. We intend to obtain additional financing for our planned operations through debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and address of Executive

    Officer and/or Director

Age

Position

Lawrence Chenard

48

President and Chief Executive Officer, Secretary

76 Bardol Ave

         Treasurer and Director

Fort Erie On L2A 5M3

Canada

Lawrence Chenard Biography

Prior to 1990, Lawrence Chenard worked as a transport trucker for R&R Trucking, hauling steal out of Stelco in Nanticoke, Ontario, Canada. He also worked for J.C.J doing heavy machinery hauling for around 5 years.

Lawrence Chenard lost his leg in a motorcycle accident in 1990 which incapacitated him for his known fields of work. After this accident he turned into a big proponent for the disabled.

Since 1990, Mr. Chenard became a metal fabricator/welder and has custom built many trikes (3 wheeled motorcycles) from scratch, including a multi award winning trike displayed at many different car and bike shows. He is also a talented and well known artist of air-brush paint, leather, sketch and glass etchings, such as motorcycle windshields.

He’s married with Sue, she is the YMCA’s Niagara Region housing manager for homeless women and children.

Term of Office

Each of the directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, Lawrence Chenard, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objectives test, such as that the director is not and has not been for a least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director hat no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our Board of Directors made these determinations our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Significant Employees

We have no employees other than our President and Chief Executive Officer and Secretary, Lawrence Chenard. Mr. Chenard devotes approximately eight hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Chenard intends to devote as much time as the Board of Directors deem necessary to management the affairs of the company.

Mr. Chenard has not been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of securities.

Mr. Chenard has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeds.

We intend to conduct our business through agreements with consultants and arms-length third parties.  Currently, we have no formal consulting agreements.

Management/Director Compensation

There are no current employment agreements between the company and its officers.  Mr. Chenard currently devotes approximately eight hours per week to manage the affairs of the company.  He agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

EXECUTIVE COMPENSATION

Ample-Tee, Inc. has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows and then, the Company may enter into employment agreements with its sole officer and director.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (January 05, 2011) through February 29, 2012 .

SUMMARY COMPENSATION TABLE
Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
LAWRENCE CHENARD President	2011 /2012	-	-	-	-	-	-	-	-

We did not pay any salaries in 2011 and 2012 . We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 29, 2012 .

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
LAWRENCE CHENARD	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Ample-Tee has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Ample-Tee may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (January 5, 2011) through February 29, 2012 .

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
LAWRENCE CHENARD	-	-	-	-	-	-	-

At this time, Ample-Tee has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Ample-Tee to own more than 5% of the outstanding common stock as of February 29, 2012 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Lawrence Chenard 76 Bardol Ave Fort Erie Ontario,Canada L2A 5M3	10,000,000	100%	66.7%	75.0%	83.3%	91.7%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	66.7%	75.0%	83.3%	91.7%

 [1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Chenard is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 11, 2011, we subscribed 5,000,000 shares of common stock to Mr. Lawrence Chenard, our sole officer and director, for total cash consideration of $5,000.00. On November 23, 2011, we  increased the subscription from 5,000,000 to 10,000,000 shares of common stock to Mr. Lawrence Chenard, for total cash consideration of $10,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$17.42
Accounting fees and expenses	$12,000.00
Legal fees and expenses	$3,000.00
Total	$15,017.42

All amounts are estimates other than the Commission’s registration fee. Ample-Tee is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Ample-Tee is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On October 11, 2011 we have subscribed 5,000,000 common shares to our sole officer and director for total consideration of $5,000, or $0.001 per share. On November 23, 2011 we increased the subscription from 5,000,000 to 10,000,000 common shares and issued the shares to our sole officer and director for total consideration of $10,000, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

The 10,000,000 shares sold to our sole officer and director are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(6), not exceeding the amount allowed under section 3(b), as there is no advertising or public solicitation in connection with the transaction by the issuer or anyone acting on the issuer's behalf, and as the issuer is filing such notice with the Commission with a Form D.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation (1)

3.2	By-Laws (1)

3.3	Certificate of Amendment (1)

5.1	Legal Opinion with Consent (1)

23.1	Consent of Accountant

  (1) Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission on January 19, 2012.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         If the registrant is relying on Rule 430B:

A.   Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ontario, Canada, on April 19 , 2012.

AMPLE-TEE, INC. By: “Lawrence Chenard” Lawrence Chenard President, Chief Executive Officer, Principal Accounting Officer and a director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ontario, Canada, on April 19 , 2012.

AMPLE-TEE, INC. By: “Lawrence Chenard” Lawrence Chenard President, Chief Executive Officer, Principal Accounting Officer and a director